UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 3, 2022

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600

Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

(918) 237-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Item 7.01.	Regulation FD Disclosure.

On May 3, 2022, Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), provided additional information to its employees regarding the Agreement and Plan of Merger, dated as of April 21, 2022, by and among the Partnership, Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“Parent”), Merle, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), pursuant to which Merger Sub will merge with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent. A copy of the employee communication is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

FORWARD-LOOKING STATEMENTS

This Current Report includes statements that may constitute forward looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the Partnership believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Further, the Partnership’s ability to consummate the proposed Merger may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and that are often beyond the control of the Partnership. These factors include, but are not limited to, failure of closing conditions, and delays in the consummation of the proposed transaction, as circumstances warrant. Important factors that could cause actual results to differ materially from the Partnership’s expectations and may adversely affect the Partnership’s business and results of operations are disclosed in “Item 1A. Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 9, 2022, as updated and supplemented by subsequent filings with the SEC. The forward looking statements speak only as of the date made, and, other than as may be required by law, the Partnership undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Partnership will file with the SEC and furnish to the Partnership’s unitholders a proxy statement and other relevant documents, including a Schedule 13E-3. This Current Report is not a substitute for the Merger Agreement, the proxy statement or the Schedule 13E-3 or for any other document that the Partnership may file with the SEC in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, THE PARTNERSHIP’S UNITHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN EACH BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT OR SCHEDULE 13E-3 BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement, the Schedule 13E-3, and the Partnership’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 14(d) of the Exchange Act will be available free of charge through the Partnership’s website: www.investor.bkep.com/sec-filings, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

PARTICIPANTS IN THE SOLICITATION

The Partnership and the directors and executive officers of our General Partner may be deemed to be participants in the solicitation of proxies from the Partnership’s unitholders in respect of the proposed Merger. Information about the directors and executive officers of our General Partner can be found in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2021. Investors may obtain additional information regarding the interests of such participants in the Merger, which may be different than those of the Partnership’s unitholders generally, by reading the proxy statement and other relevant documents regarding the Merger when such documents are filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER	DESCRIPTION

99.1	Employee Letter, dated May 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: May 3, 2022	By:	/s/ Matthew R. Lewis
Matthew R. Lewis
Chief Financial Officer

Exhibit 99.1

As announced, Blueknight Energy Partners, L.P. (“Blueknight” or the “Company”) has entered into a plan of merger with an affiliate of Ergon, Inc. (“Ergon”). The transaction is expected to close by mid-2022, subject to customary approvals, and transition of the business is likely to occur throughout the year beyond the closing date.

To help address key issues regarding the successful transition of the business and employees, the following Frequently Asked Questions provide pertinent details. The main intent of this document is to ensure we all have the relevant information to best manage the business and understand factors impacting employment and benefits going forward. It is anticipated that Ergon will maintain operations post close and many employees will continue their employment under Ergon’s ownership. In the event certain roles are eliminated, due to no fault of their own, employees will be eligible for severance after transition requirements have been met.

We would like to express our thanks to all the employees who have supported Blueknight over the years and during this time of transition. On behalf of the entire organization, we sincerely appreciate all your hard work and continued dedication.

Frequently Asked Questions

Why did Ergon decide to take Blueknight private?

This merger represents Ergon’s confidence and strategic interests in our operations that we have built through the sustained efforts of our dedicated employees. We look forward to the new opportunities this merger presents as a private entity.

What are the next steps in the process?

The transaction is expected to close in mid-2022, subject to unitholder and other customary approvals. Ergon has committed to vote its units to approve the transaction. The unitholder voting process will begin after a proxy is filed and approved by the SEC. Immediately following an approval, Blueknight Energy Partners, L.P. will be wholly owned by an affiliate of Ergon and its units will no longer trade publicly. The entire process may take 60 to 90 days or longer if the process for certain approvals takes more time than expected.

Can we talk about any details pertaining to this transaction outside of the Company?

Although the agreement to merge the business with Ergon has been publicly announced, all employees are reminded to refrain from discussing any details pertaining to the merger outside of public statements given by the Company. Additionally, any employee who is considered a “restricted” or “inside” employee, i.e., under the terms of a Confidentiality Agreement or in possession of material information about Bluenight that has not been publicly announced, must follow the publicized unit purchase blackout dates. All other employees may trade units as usual.

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Who are the right points of contacts for our customers and other important vendors during this time?

We have a responsibility to manage the business under normal course until close of the transaction. Please continue to work through your current business channels and levels of authority.

Will there be integration activities prior to close and what should I expect?

There will be integration leads from Blueknight and Ergon coordinating efforts along with functional leads from each department. Our preference is for information to flow from/through these designated individuals to help ensure a smooth transfer of information and a coordinated effort. If you are unsure about a particular request, please let your supervisor know.

If successful, will the Blueknight name/brand remain in place under Ergon’s ownership?

The legal entity of Blueknight Energy Partners, L.P. will remain in place as a privately held business within Ergon’s portfolio of businesses. At this time, it is unclear whether Ergon will retain the Blueknight name and trademark, or whether Ergon will rebrand Blueknight.

What happens if the unitholders vote the take private down?

Blueknight would remain a publicly held company and Ergon’s control of Blueknight would remain the same.

BKEP Units

What will be the process to transact the sale of BKEP units?

Following unitholders’ approval, the merger of Blueknight and the affiliate of Ergon will occur, converting all Public Common and Public Preferred Units held into a right to receive the approved price per unit. The conversion and payment will automatically transact through each unitholder’s brokerage account.

Will unitholders have to pay any capital gains on the sale of their units?

The sale of all units will be subject to IRS rules regarding capital gains/loss based on the specific terms of each unit holders 2022 K-1 filing. If you have questions about the tax treatment of this transaction, please consult with your tax advisor.

How will our current Employee Unit Purchase Program be handled?

The program is currently suspended and based on the timing of the next scheduled purchase, we will discontinue all participant withholdings as of April 21. All amounts already withheld for the July 1, 2022 purchase will be returned using direct deposit immediately prior to the effective time of the merger. If you wish to receive your cash withholdings sooner, please send a cancelation notice to payroll at payroll@bkep.com and they will return the fund as soon as administratively possible.

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Continued Employment with Ergon

How will employees be selected for continued employment with Ergon?

As stated, it is anticipated that Ergon will maintain operations post close and many employees will continue their employment under Ergon’s ownership. Ergon will work closely with Blueknight leaders to better understand personnel at all levels and areas of the organization and how that aligns with Ergon’s existing organization and resources. A final decision on employment will be made and communicated over the next few weeks. During this period of waiting on the details of the transition, it is paramount all employees to continue to operate as “business as usual”. All employees are expected to perform their duties in our normal highly focused, professional manner.

If my employment continues with Ergon, how and when will the transition occur?

Employees who continue to be employed will not see any change in payroll processing and benefits. If any changes are made in the future, details will be communicated to each employee in advance.

Employees Impacted by the Transition

What will be the determining factors if a decision to eliminate a position is made?

The primary reason to eliminate a role will be based on identifying redundancies and streamlining the business.

What is the anticipated length of time before impacted employees will be separated?

Impacted employees should anticipate that their date of separation may vary by role and the timing of the transition. This varying timeframe includes any transition services period post-transaction close that is set up to help ensure a smooth handoff of functional responsibilities. Employees whose role is eliminated will be required to stay through their determined date of separation to be eligible for their severance payment. The anticipated date of their transition will be communicated by their manager, but estimated to be no later than December 31, 2022.

What impact will we see to our current employee benefit programs?

All employees who remain employed by the Company post closing will retain their current benefit programs administered by the Company during the transition period. We are consulting with benefits advisors concerning options with regards to the BKEP 401(K) Plan. More information will be forthcoming in the next few weeks.

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What can employees impacted by the transition expect to receive as their severance payment?

If an employee’s role is eliminated, or the employee has good reason to turn down an offer of employment due to location and pay as described below, we will provide as much notice of separation as possible, along with a severance payment to any eligible employee. Employees who, due to the merger, are laid off due to no fault of their own and stay through the determined date of separation will be eligible to receive severance at a rate of six (6) months of base pay.

If an employee turns down an offer of employment, they will not be eligible for any severance payment. As an exception, any employee who turns down an offer that requires a relocation of more than 50 miles or includes a decrease in base compensation greater than 20% will be eligible for a severance payment.

If my role is eliminated, will I be eligible for any 2022 incentive compensation?

Any employee through no fault of their own experiencing a loss of employment due to the merger who remains with the Company through the transition period will be eligible, but not entitled, to receive 2022 incentive compensation. However, the Long-Term Incentive Plan for equity awards will be canceled post close of the transaction. Employees are reminded any cash bonus payments are completely discretionary based on the performance of the business unit and individual employee’s performance.

If I am impacted, how will my final pay and health and welfare benefits be handled?

Blueknight will pay affected employees for all time worked through your last day of employment and any accrued but unused PTO. Final paychecks will be distributed on the next regularly scheduled pay date (or as required by state statutes). Health benefits will run through the last day of the month of separation. Retirement accounts will remain in place with the Bank of Oklahoma. Employees may contact them directly to make other arrangements. All employees who leave the Company for any reason will receive a detailed letter pertaining to the transition of compensation and benefits. Additionally, a packet will be mailed to your home address containing information on setting up continued medical coverage through COBRA.

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Important Information for Unitholders

Blueknight will file with the Securities and Exchange Commission (the “SEC”) and furnish Blueknight’s unitholders a proxy statement and other relevant documents, including a Schedule 13E-3, in connection with the proposed merger. Unitholders are strongly advised to read the merger agreement, the proxy statement and the Schedule 13E-3 when each becomes available because they will contain important information from Blueknight. Unitholders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at: www.sec.gov or the Company’s website at: www.investor.bkep.com/sec-filings, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Blueknight and the directors and executive officers of Blueknight Energy Partners G.P., L.L.C. (the “General Partner”) may be deemed to be participants in the solicitation of proxies from the Blueknight’s unitholders in respect of the proposed merger. Information about the directors and executive officers of our General Partner can be found in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2021. Investors may obtain additional information regarding the interests of such participants in the merger, which may be different than those of Blueknight’s unitholders generally, by reading the proxy statement and other relevant documents regarding the merger when such documents are filed with the SEC.

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